Exhibit 10.69

PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS

REINSURANCE CONTRACT

ISSUED TO

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

MILBANK INSURANCE COMPANY

STATE AUTO NATIONAL INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF WISCONSIN

FARMERS CASUALTY INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF OHIO

MERIDIAN SECURITY INSURANCE COMPANY

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

STATE AUTO FLORIDA INSURANCE COMPANY

BY

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

MILBANK INSURANCE COMPANY

STATE AUTO NATIONAL INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF WISCONSIN

FARMERS CASUALTY INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF OHIO

MERIDIAN SECURITY INSURANCE COMPANY

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

STATE AUTO FLORIDA INSURANCE COMPANY

PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS

REINSURANCE CONTRACT

Exhibit A

War Exclusion Clause

Pools, Associations & Syndicates Exclusion Clause

Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.

Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – CANADA

PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS

REINSURANCE CONTRACT

between

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

MILBANK INSURANCE COMPANY

STATE AUTO NATIONAL INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF WISCONSIN

FARMERS CASUALTY INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF OHIO

MERIDIAN SECURITY INSURANCE COMPANY

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

STATE AUTO FLORIDA INSURANCE COMPANY

(hereinafter collectively referred to as the “Company”)

and

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

(hereinafter referred to as the Subscribing “Reinsurer”)

ARTICLE I

BUSINESS COVERED:

The Reinsurer shall indemnify the Company for the net excess liability as hereinafter provided and specified, which may accrue to the Company as a result of any loss or losses which may occur during the currency of the Contract under any and all policies, contracts, binders and other evidence of insurance and reinsurance, oral or written (hereinafter referred to as “Policies”) heretofore or hereafter issued or entered into by or on behalf of the Company and classified by the Company as Fire, Allied Lines, Homeowners (property coverages), Farmowners (property coverages), Commercial Multiple Peril policies (property coverages), Ocean Marine, Inland Marine and Automobile Physical Damage.

ARTICLE II

EXCLUSIONS:

This Contract shall not apply to and specifically excludes the following:

1.	Business written and classified by the Company as:

a)	Aviation Insurance;
b)	Casualty Insurance (i.e. Accident, Health, Third Party Liability, Workers’ Compensation and Employers’ Liability, Fidelity, Plate Glass and Burglary and Theft when written as such);
c)	Credit Insurance;
d)	Financial Guarantee Insurance;
e)	Insolvency Insurance;
f)	Life Insurance;
g)	Mortgage Impairment Insurance;

h)	Title Insurance;
i)	Surety;
j)	Flood Insurance when written as such;
k)	Earthquake Insurance when written as such;
1)	Difference in Conditions Insurance when written as such;
m)	Ocean Marine Insurance when written as such, except yachts;
n)	Boiler and Machinery;
o)	Multiple Peril policies other than the Property coverages as included in the Business Covered Section, hereof;
p)	Reinsurance assumed, but not to exclude so-called agency reinsurance, reinsurance of an individual risk or policy, or any intercompany pooling arrangements.

2.	Wind and Hail on growing and standing crops.

3.	Manufacture, processing, storage, filling or breaking down of explosives.

4.	Oil and petrochemical refineries and pipelines and oil or gas drilling rigs.

5.	Excess of Loss insurance or reinsurance where the deductible exceeds $500,000.

6.	Bridges and Tunnels where the Total Insured Value over all interests exceeds $300,000,000.

7.	Extra Contractual Obligations and Loss in Excess of Policy Limits as per the following definitions:

a)

Extra Contractual Obligations, which shall mean any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits, paid or payable by the Company as a result of an action against it by its insured, its insured’s assignee or a third party claimant, by reason of alleged or actual negligence, fraud or bad faith on the part of the Company in handling a claim under a Policy subject to this Contract.

b)

Loss in Excess of Policy Limits, which shall mean an amount that the Company would have been contractually liable to pay had it not been for the limit of the original Policy as a result of an action against it by its insured or its insured’s assignee. Such loss in excess of the limit shall have been incurred because of failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

8.

Loss/or Damage/or Costs/or Expenses arising from seepage and/or Pollution and/or Contamination, other than Contamination from Smoke Damage. Nevertheless, this exclusion does not preclude payment of the cost of removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company’s property loss under the original Policy.

9.

Loss in respect of overhead transmission and distribution lines and their supporting structure other than those on or within 150 meters (or 500 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ Policy.

10.

Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

11.	War Risk as per the “War Exclusion Clause” attached hereto.

12.	Pools, Associations and Syndicates as per the “Pools, Associations & Syndicates Exclusion Clause” attached hereto.

13.	Nuclear Incident as per the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.” (NMA 1119) attached hereto.

14.	Nuclear Incident as per the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - CANADA” (NMA 1980a) attached hereto.

15.

Loss, damage, costs, and/or expenses resulting from: i) the release or dispersion of or contamination from harmful micro-organisms or other biological contagion; ii) the release or dispersion of or contamination from harmful chemical agents or contaminants; iii) the use of any nuclear device or release or dispersion of radioactive contamination.

16.	Loss, damage, costs, and/or expenses resulting from an act of terrorism.

ARTICLE III

TERM:

The term of this Contract shall be from 12:01 A.M., Eastern Time, July 1, 2006 to 12:01 A.M., Eastern Time, July 1, 2007.

If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

ARTICLE IV

TERRITORY:

This Contract shall cover wherever the Company’s Policies cover.

ARTICLE V

AMOUNT OF LIMIT AND RETENTION:

No claim shall be made hereunder unless and until the Company, on a pooled basis where applicable, shall have first sustained an Ultimate Net Loss (as defined below) in excess of $135,000,000, regardless of the number of Policies under which such loss is payable or the number of interests insured. The Reinsurer shall then be liable for the amount of Ultimate Net Loss for the Company in excess of $135,000,000 per occurrence, but the sum recoverable from the Reinsurer shall not exceed $100,000,000 in respect of each such Loss Occurrence and in respect of all Loss Occurrences during the term of this Contract.

The applicability of coverage under this Contract is subject to at least two risks being involved in the same Loss Occurrence.

ARTICLE VI

ULTIMATE NET LOSS:

The term “Ultimate Net Loss” shall mean the amount that the Company pays as insured losses. Ultimate Net Loss also includes, but is not limited to, all expenses incurred by the Company in connection with the settlement of losses or resistance to or negotiations concerning a loss, including salaries and expenses of employees of the Company while diverted from their normal duties to the service of field adjustment but shall not include any office expenses of the Company. However, nothing in this Article shall be construed to prevent the Company from including all such amounts defined as Ultimate Net Loss attributable to the Group (as defined below), on a pooled basis where applicable, for the first $135,000,000 of Ultimate Net Loss. The Group shall mean, collectively, the Company and State Auto Property and Casualty Insurance Company.

Subject to Article VIII, all salvages and recoveries and payments (net of the cost of obtaining any salvage, recovery or payment), whether recovered or received prior or subsequent to loss settlement under this Contract, including amounts recoverable under other reinsurance, whether collected or not, shall be applied as if recovered or received prior to the aforesaid settlement and shall be deducted from the actual loss incurred to arrive at the amount of Ultimate Net Loss. Nothing in this Article shall be construed to mean losses are not recoverable until the Ultimate Net Loss to the Company has been ascertained.

ARTICLE VII

NET RETAINED LINES:

This Contract applies to only that portion of any Policy which the Company and the other members of the Group, on a pooled basis where applicable, retains net for its own account.

The amount of the Reinsurer’s liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due whether such inability arises from the insolvency of such other reinsurer or otherwise.

ARTICLE VIII

UNDERLYING EXCESS:

The Company has in force underlying catastrophe excess of loss reinsurance and recoveries thereunder shall be disregarded for all purposes of this Contract and shall inure to the sole benefit of the Company.

ARTICLE IX

DEFINITION OF LOSS OCCURRENCE:

The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of one hundred sixty-eight (168) consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

A.

As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of seventy-two (72) consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

B.

As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of seventy-two (72) consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of seventy-two (72) consecutive hours may be extended in respect of individual losses which occur beyond such seventy-two (72) consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

C.

As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of one hundred and sixty-eight (168) consecutive hours may be included in the Company’s “Loss Occurrence.”

D.

As regards “freeze”, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s “Loss Occurrence.”

For all “Loss Occurrences” except as referred to under sub-paragraph B, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of one hundred and sixty-eight (168) consecutive hours shall apply with respect to one event, except for those “Loss Occurrences” referred to in sub-paragraph A above, where only one such period of seventy-two (72) consecutive hours shall apply with respect to one event, regardless of the duration of the event.

As respect those “Loss Occurrences” referred to in sub-paragraph B above, if the disaster, accident or loss occasioned by the event is of greater duration than seventy-two (72) consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

No individual losses occasioned by an event that would be covered by seventy-two (72) hours clauses may be included in any “Loss Occurrence” claimed under the one hundred and sixty-eight (168) hours provision.

Losses directly or indirectly occasioned by:

a.	loss of, alteration of, or damage to

                or

b.	a reduction in the functionality, availability or operation of:

a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

fire, lightning, explosion, aircraft, or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

ARTICLE X

NOTICE OF LOSS AND LOSS SETTLEMENT:

The Company shall adjust, settle, or compromise all claims and losses hereunder.

All loss settlements by the Company which comply with the terms hereof shall be unconditionally binding upon the Reinsurer.

The Company shall advise the Reinsurer promptly of all claims and any subsequent developments pertaining thereto, which may, in the Company’s opinion, develop into losses involving Reinsurance hereunder. Inadvertent omission or oversight in dispatching such advices shall in no way affect the liability of the Reinsurer under this Contract provided the Company informs the Reinsurer of such omission or oversight promptly upon its discovery.

The Reinsurer shall tender all loss payments as soon as practicable after receipt of any proof of loss.

ARTICLE XI

PREMIUM:

The premium to be paid to the Reinsurer shall be $3,760,000, payable in four equal quarterly installments. Each company shall pay a percentage of the premium based on its share of subject premium, as shown in Exhibit A.

ARTICLE XII

CURRENCY:

All retentions, limits and premiums referenced in this Contract are expressed in United States Dollars and all payments made by either party shall be made in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XIII

OFFSET:

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

ARTICLE XIV

ACCESS TO RECORDS:

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Contract and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.

ARTICLE XV

ERRORS AND OMISSIONS:

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to either party if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as practicable after discovery.

ARTICLE XVI

TAXES:

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

ARTICLE XVII

INSOLVENCY:

The reinsurance under this Contract shall be payable by the Reinsurer on the basis of the liability of one or more of the Companies under the Policy or Policies reinsured without diminution because of the insolvency of one or more of the Companies reinsured or because the liquidator, receiver, conservator or statutory successor of the Company(ies) has failed to pay all or a portion of any claim.

In the event of the insolvency of one or more of the Companies reinsured, the liquidator, receiver, conservator or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies) on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company(ies) or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company(ies).

In the event of the insolvency of one or more of the Companies reinsured, the reinsurance under this Contract shall be payable by the Reinsurer directly to the Company(ies) or to the liquidator, receiver, conservator or statutory successor, except as provided by subsection (A) of section 4118 of the Insurance Law of New York or except where (1) the Contract specifies another payee of such Reinsurance in the event of the insolvency of the Company(ies) and (II) the Reinsurer with the consent of the direct insureds and, with the prior approval of the Superintendent of Insurance of New York to the certificate of assumption issued to New York direct insureds, has assumed such Policy obligations of the Company(ies) as its direct obligations to the payees under such Policies, in substitution for the obligations of the Cornpany(ies) to such payees.

ARTICLE XVIII

ARBITRATION:

If any dispute shall arise between the parties to this Contract, either before or after its termination, with reference to the interpretation of this Contract or the rights of either party with respect to any transactions under this Contract, including the formation or validity thereof, the dispute shall be referred to three (3) arbitrators as a condition precedent to any right of action arising under this

Contract. The arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or Lloyd’s Underwriters other than the parties or their affiliates. One arbitrator shall be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two (2) arbitrators who shall choose the third.

In the event the arbitrators do not agree on the selection of the third arbitrator within thirty (30) days after both arbitrators have been named, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within thirty (30) days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held, to appoint an officer or retired officer of an insurance or reinsurance company or Lloyd’s Underwriter as the third arbitrator. In the event both parties request the appointment of the third arbitrator, the third arbitrator shall be the soonest named in writing by the justice of the court.

Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the arbitrators. The arbitrators shall consider this Contract an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on both the Company and the Reinsurer. Judgment may be entered upon the award of the arbitrators in any court having jurisdiction.

Each party shall bear the fee and expenses of its own arbitrator, one half of the fee and the expenses of the third arbitrator and one half of the other expenses of the arbitration. In the event both arbitrators are chosen by one party, the fees of the arbitrators shall be equally divided between the parties.

Any such arbitration shall take place in Columbus, Ohio unless some other location is mutually agreed upon by the parties.

With regard to State Auto Insurance Company of Wisconsin (“SAWI”) and in compliance with Wis. Stat. Section 645.58(2), State Auto Property and Casualty Insurance Company (the “Reinsurer”) agrees that this Reinsurance Contract cannot and does not require SAWI to arbitrate an action on or related to this Reinsurance Contract when SAWI is subject to a delinquency proceeding under Subchapter III of Chapter 645 of the Wisconsin Statutes.

EXHIBIT A

State Automobile Mutual Insurance Company

Milbank Insurance Company

State Auto National Insurance Company

State Auto Insurance Company of Wisconsin

Farmers Casualty Insurance Company

State Auto Insurance Company of Ohio

Meridian Security Insurance Company

Meridian Citizens Mutual Insurance Company

State Auto Florida Insurance Company

PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS REINSURANCE CONTRACT

FOR THE PERIOD

12:01 A.M., EASTERN TIME, JULY 1, 2006

THROUGH

12:01 A.M., EASTERN TIME, JULY 1, 2007

PREMIUM CALCULATION

Subject Premium Basis - July 1, 2005 through March 31, 2006

Annual Statement Line	Mutual	Milbank	National	SAIC of Wisconsin	Farmers	SAIC of Ohio	Meridian Security	Meridian Citizens Mutual	State Auto Florida	Total
1.0 @ 100%	22,463,991	552,802	0	218,830	284,597	1,094,187	2,961,675	681,606	440,773	28,698,461
2.1 @ 100%	13,669,014	425,993	0	124,945	296,651	468,667	1,283,153	11,074	765,903	17,045,401
3.0 @ 65%	0	701	0	0	0	0	437	10,181,450	0	10,182,589
4.0 @ 65%	34,803,207	9,459,486	0	4,382,523	1,243,113	733,516	5,366,576	0	1,999,745	57,988,166
5.0 @ 50%	10,223,391	968,027	0	0	431,693	0	900,082	0	1,090,781	13,613,973
8.0 @ 90%	190,523	220	0	469	1,123	1,62,988	28,296	0	55,047	438,666
9.0 @ 100%	9,586,110	937,926	0	416,601	90,959	96,780	712,275	418	270,228	12,111,296
12.0 @ 100%	1,774,717	10,265	0	1,564	11,004	20,718	353,771	165,996	569	2,338,604
21.1 @ 50%	22,810,977	5,901,765	4,308,670	3,747,939	1,787,429	643,251	3,006,300	0	0	42,206,330
21.2 @ 50%	5,274,505	193,531	0	0	47,509	0	313,342	352,130	50	6,181,066

	120,796,435	18,450,715	4,308,670	8,892,870	4,194,078	3,220,108	14,925,907	11,392,674	4,623,096	190,804,552

Percent of Total	63.31%	9.67%	2.26%	4.66%	2.20%	1.69%	7.82%	5.97%	2.42%	100.00%

Annual Premium	2,380,456	363,592	84,976	175,216	82,720	63,544	294,032	224,472	90,992	3,760,000

Quarterly Installment	595,114	90,898	21,244	43,804	20,680	15,886	73,508	56,118	22,748	940,000

WAR EXCLUSION CLAUSE

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this Clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, and malicious damage.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

EXCLUDING:

(a)	All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)

Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

Industrial Risk Insurers,

Associated Factory Mutuals,

Improved Risk Mutuals,

Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,

United States Aircraft Insurance Group,

Canadian Aircraft Insurance Group,

Associated Aviation Underwriters,

American Aviation Underwriters.

SECTION B does not apply:

(a)	Where the Total Insured Value over all interests of the risk in question is less than $300,000,000.

(b)	To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c)

To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (d) only.

SECTION C:

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(1)	The following so-called “Coastal Pools”:

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION

TEXAS WINDSTORM INSURANCE ASSOCIATION

AND

(2)	All “FAIR Plan” and “Rural Risk Plan” business

AND

(3)	The Louisiana Citizens Property Insurance Corporation, the Citizens Property Insurance Corporation (“CPIC”) and the California Earthquake Authority (“CEA”)

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

(i)	The inability of any other participant in such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)

Any claim against such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:

(1)

Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

(2)

Notwithstanding Section C above, in respect of the CPIC, where an assessment is made against the Company by the CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

a)	The Company’s assessment from the CPIC for the accounting year in which the loss occurrence commenced, or

b)	The product of the following:

(i)	The Company’s percentage participation in the CPIC for the accounting year in which the loss occurrence commenced; and

(ii)	The CPIC’s total losses in such loss occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the CPIC of the collection of monies.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - U.S.A.

1)

This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)

Without in any way restricting the operation of paragraph 1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)

Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate:

a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960 this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4)

Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)	Reinsured to be sole judge of what constitutes:

a)	substantial quantities, and

b)	the extent of installation, plant or site.

NOTE: Without in any way restricting the operation of paragraph 1) hereof, it is understood and agreed that:

a)

all policies issued by the Reinsured on or before 31st, December 1957, shall be free from the application of the other provision of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

b)

with respect to any risk located in Canada policies issued by the Reinsured on or before 3lst, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - CANADA

1)

This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)

Without in any way restricting the operation of paragraph 1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(a)	Nuclear reactor power plants including all auxiliary property on the site, or
(b)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or
(c)

Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(d)	Installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission,

3)

Without in any way restricting the operations of paragraphs 1) and 2) of this Clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3) shall not operate:

(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4)

Without in any way restricting the operations of paragraphs 1), 2) and 3) of this Clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	This Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)

The term “radioactive material” means uranium, thorium, plutonium, neptunium, their derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7)	Reinsured to be sole judge of what constitutes:

a)	substantial quantities, and
b)	the extent of installation, plant or site,

8)

Without in any way restricting the operation of paragraphs 1), 2), 3) and 4) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

a)

by any nuclear incident as defined by The Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

b)	by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1), 2), 3) and 4) of this Clause, paragraph 8) of this Clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

01/04/96

N.M.A. 1980a

INTERESTS AND LIABILITIES AGREEMENT

between

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

MILBANK INSURANCE COMPANY

STATE AUTO NATIONAL INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF WISCONSIN

FARMERS CASUALTY INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF OHIO

MERIDIAN SECURITY INSURANCE COMPANY

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

STATE AUTO FLORIDA INSURANCE COMPANY

(the “Company”)

and

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

(the Subscribing “Reinsurer”)

It is hereby mutually agreed by and between the Company on the one part, and the Subscribing Reinsurer on the other part that effective July 1, 2006, the Subscribing Reinsurer’s share of the Interests and Liabilities of the PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS REINSURANCE CONTRACT attached hereto and forming part of this Agreement, shall be for one hundred percent (100%).

IN WITNESS WHEREOF, the parties hereto by their authorized representative have executed this Agreement as of the date specified below:

Signed in Columbus, Ohio this 5th day of July, 2006.

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

By	/s/ John R. Lowther

Title Senior Vice President, Secretary and General Counsel

Signed in Columbus, Ohio this 5th day of July, 2006.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

MILBANK INSURANCE COMPANY

STATE AUTO NATIONAL INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF WISCONSIN

FARMERS CASUALTY INSURANCE COMPANY

STATE AUTO INSURANCE COMPANY OF OHIO

MERIDIAN SECURITY INSURANCE COMPANY

MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY

STATE AUTO FLORIDA INSURANCE COMPANY

By	/s/ John R. Lowther

Title Senior Vice President and General Counsel